UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 2, 2007

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)
(408) 433-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 2, 2007, we completed the sale of our semiconductor assembly and test operations in Thailand to an affiliate of STATS ChipPAC Ltd. for approximately $100 million, $50 million of which was paid in cash at closing and $50 million of which was paid in the form of a note due over four years.
     As part of the transaction, we transferred our assembly and test facility in Thailand to the buyer. That facility consists of approximately 440,000 square feet of floor space. Approximately 1,250 employees of the facility transferred to the buyer. Prior to the sale, STATS ChipPAC was a supplier of assembly and test services to us. In connection with the sale, we have entered into a multi-year wafer assembly and test agreement and a transition services agreement with STATS ChipPAC.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 25, 2007, among STATS ChipPAC (Thailand) Limited and STATS ChipPAC Ltd. and LSI (Thai) Ltd. and LSI Corporation.

2.2	Amendment No. 1 to Asset Purchase Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION
By:	/s/ Byron Look
Byron Look
Executive Vice President and Chief Financial Officer

Date: October 8, 2007

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of July 25, 2007, among STATS ChipPAC (Thailand) Limited and STATS ChipPAC Ltd. and LSI (Thai) Ltd. and LSI Corporation.

2.2	Amendment No. 1 to Asset Purchase Agreement.